Exhibit 99.1

FS KKR Capital Corp. Announces Fourth Quarter and Full Year 2023 Results

Declares First Quarter 2024 Distribution of $0.70 per share, Which When Combined with the Company’s Previously Declared $0.05 per share Special Distribution, Results in a Total First Quarter Distribution of $0.75 per share

PHILADELPHIA, PA AND NEW YORK, NY – February 26th, 2024 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter and year ended December 31, 2023, and that its board of directors has declared a first quarter 2024 distribution of $0.70 per share, which when combined with the Company’s previously declared $0.05 per share special distribution, results in a total first quarter distribution of $0.75 per share.

Financial and Operating Highlights for the Quarter Ended December 31, 2023(1)

•	Net investment income of $0.71 per share, compared to $0.84 per share for the quarter ended September 30, 2023

•	Adjusted net investment income(2) of $0.75 per share, compared to $0.80 per share for the quarter ended September 30, 2023

•	Net asset value of $24.46 per share, compared to $24.89 per share as of September 30, 2023 and $24.89 per share as of December 31, 2022

•	Total net realized and unrealized loss of $0.39 per share, compared to a total net realized and unrealized gain of $0.11 per share for the quarter ended September 30, 2023

•	Adjusted net realized and unrealized loss(2) of $0.36 per share, compared to adjusted net realized and unrealized gain of $0.14 per share for the quarter ended September 30, 2023

•	Earnings per Share of $0.32, compared to Earnings per Share of $0.95 for the quarter ended September 30, 2023

•	Total purchases of $680 million versus $664 million of sales and repayments, including $146 million of sales to its joint venture Credit Opportunities Partners JV, LLC

•	Net debt to equity ratio(3) as December 31, 2023 was 113%, compared to 110% as of September 30, 2023

•	Paid cash distributions to stockholders totaling $0.75 per share(4)

Financial and Operating Highlights for the Year Ended December 31, 2023(1)

•	Net investment income of $3.18 per share, compared to $3.05 per share for the year ended December 31, 2022

•	Adjusted net investment income(2) of $3.11 per share, compared to $2.93 per share for the year ended December 31, 2022

•	Total net realized and unrealized loss of $0.70 per share, compared to a total net realized and unrealized loss of $2.73 per share for the year ended December 31, 2022

•	Adjusted net realized and unrealized loss(2) of $0.56 per share, compared to adjusted net realized and unrealized loss of $2.54 per share for the year ended December 31, 2022

•	Paid cash distributions to stockholders totaling $2.95 per share(4)

“2023 was another successful year for FSK as we generated an annual return on equity of 10% and provided shareholders with $2.95 per share of total distributions,” said Michael C. Forman, Chief Executive Officer & Chairman. “These solid results reflect the portfolio rotation work we have accomplished over the last few years. Focusing on 2024, we expect to see an increase in private market transaction activity and FSK currently expects distributions to total a minimum of $2.90 per share. While a few of our portfolio companies experienced challenges during the quarter primarily relating to inflationary pressures and the higher interest rate environment, we believe KKR’s experienced workout team is well prepared to handle these investments and generate a positive outcome.”

Declaration of Distribution for First Quarter 2024

FSK’s board of directors has declared a cash distribution for the first quarter of $0.70 per share, consisting of a base distribution of $0.64 per share and a supplemental distribution of $0.06 per share, which will be paid on or about April 2, 2024 to stockholders of record as of the close of business on March 13, 2024. FSK’s board of directors previously declared special distributions totaling $0.10 per share to be paid in two equal installments during 2024. The first $0.05 per share special distribution will be paid on or about February 28, 2024 to stockholders of record as of February 14, 2024. The second $0.05 per share special distribution will be paid on or about May 29, 2024 to stockholders of record as of May 15, 2024.

Portfolio Highlights as of December 31, 2023

•	Total fair value of investments was $14.6 billion of which 66% was invested in senior secured securities.

•

Weighted average annual yield on accruing debt investments(5) was 12.7%, compared to 12.7% as of September 30, 2023. Excluding the impact of merger accounting, weighted average annual yield on accruing debt investments was 12.2%, compared to 12.2% as of September 30, 2023.

•

Weighted average annual yield on all debt investments(5) was 11.2%, compared to 11.9% as of September 30, 2023. Excluding the impact of merger accounting, weighted average annual yield on all debt investments was 10.7%, compared to 11.3% as of September 30, 2023.

•	Exposure to the top ten largest portfolio companies by fair value was 19%, compared to 20% as of September 30, 2023.

•

As of December 31, 2023, investments on non-accrual status represented 5.5% and 8.9% of the total investment portfolio at fair value and amortized cost, respectively, compared to 2.4% and 4.8% as of September 30, 2023.

Portfolio Data	As of December 31, 2023	As of September 30, 2023
Total fair value of investments	$14,649	$14,666
Asset Class (based on fair value)
Senior Secured Loans — First Lien	58.2%	59.8%
Senior Secured Loans — Second Lien	7.5%	7.5%
Other Senior Secured Debt	0.7%	0.9%
Subordinated Debt	2.2%	2.0%
Asset Based Finance	14.2%	11.8%
Credit Opportunities Partners JV, LLC	9.5%	9.6%
Equity/Other	7.7%	8.4%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	66.0%	68.6%
% Fixed Rate Debt Investments	7.9%	8.9%
% Other Income Producing Investments	15.2%	15.6%
% Non-Income Producing Investments(7)	5.4%	4.5%
% of Investments on Non-Accrual(6)	5.5%	2.4%

Leverage and Liquidity as of December 31, 2023

•

Net debt to equity ratio(3) of 113%, based on $8.2 billion in total debt outstanding, $231 million of cash and foreign currency and $246 million of net receivable for investments sold and repaid and stockholders’ equity of $6.8 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.42%.

•	Cash and foreign currency of $231 million and availability under the Company’s financing arrangements of $3.4 billion, subject to borrowing base and other limitations.

•	As of December 31, 2023, 63% of the Company’s $8,223 million of total debt outstanding was in unsecured debt and 37% in secured debt.

Conference Call Information

FSK will host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, February 27, 2024, to discuss its fourth quarter and full year 2023 results. All interested parties are welcome to participate and can access the live conference call by registering using the following URL: https://register.vevent.com/register/BI663dbca9cfed4412a7a519e4424faafe. Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Once registered, they will receive the dial-in numbers and their unique PIN number. When they dial in, they will input their PIN and be placed into the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSK’s website at www.fskkradvisor.com under Events.

A replay of the call will be available shortly after the end of the call by visiting the Investor Relations section of FSK’s website under Events or by using the following URL: https://edge.media-server.com/mmc/p/h5cgrv26/

Supplemental Information

An investor presentation containing financial and operating information will be made available prior to the call in the Investor Relations section of FSK’s website at www.fskkradvisor.com under Earnings presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkradvisor.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to FSK and other business development companies.

FS Investments is a global alternative asset manager dedicated to delivering superior performance and innovative investment and capital solutions. The firm manages over $79 billion in assets for a wide range of clients, including institutional investors, financial professionals and individual investors. FS Investments provides access to a broad suite of alternative asset classes and strategies through its best-in-class investment teams and partners. With its diversified platform and flexible capital solutions, the firm is a valued partner to general partners, asset owners and portfolio companies. FS Investments is grounded in its high-performance culture and guided by its commitment to building value for its clients, investing in its colleagues and giving back to its communities. The firm has more than 500 employees across offices in the U.S., Europe and Asia and is headquartered in Philadelphia.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com and on Twitter @KKR_Co.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or future performance or operations of FSK. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, geo-political risks, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s annual report on Form 10-K for the year ended December 31, 2023, which FSK filed with the U.S. Securities and Exchange Commission (the SEC) on February 26, 2024, as well as FSK’s other reports filed with the SEC. A copy of FSK’s annual report on Form 10-K for the year ended December 31, 2023 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkradvisor.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

Contact Information:

Investor Relations Contact

Robert Paun

Robert.Paun@fsinvestments.com

FS Investments Media Team

Melanie Hemmert

Melanie.Hemmert@fsinvestments.com

Consolidated Statements of Operations

(in millions, except share and per share amounts)

	Year Ended December 31,
	2023	2022	2021
Investment income
From non-controlled/unaffiliated investments:
Interest income	$1,183	$1,020	$641
Paid-in-kind interest income	108	72	52
Fee income	30	74	88
Dividend and other income	14	50	30
From non-controlled/affiliated investments:
Interest income	25	28	21
Paid-in-kind interest income	39	48	19
Fee income	1	6	2
Dividend and other income	28	7	—
From controlled/affiliated investments:
Interest income	87	58	25
Paid-in-kind interest income	45	43	36
Fee income	4	—	1
Dividend and other income	266	229	166

Total investment income	1,830	1,635	1,081

Operating expenses
Management fees	226	245	173
Subordinated income incentive fees	181	159	77
Administrative services expenses	12	15	12
Accounting and administrative fees	4	5	3
Interest expense	467	365	231
Other general and administrative expenses	26	22	19

Total operating expenses	916	811	515
Incentive fee waiver	—	(60)	(30)

Net expenses	916	751	485

Net investment income before taxes	914	884	596
Excise taxes	22	19	12

Net investment income	892	865	584

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(147)	136	28
Non-controlled/affiliated investments	(21)	84	192
Controlled/affiliated investments	(175)	(71)	(49)
Net realized gain (loss) on foreign currency forward contracts	8	10	0
Net realized gain (loss) on foreign currency	12	23	(7)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	30	(679)	478
Non-controlled/affiliated investments	9	(131)	94
Controlled/affiliated investments	127	(171)	156
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(15)	16	12
Net change in unrealized gain (loss) on foreign currency	(21)	15	30

Total net realized and unrealized gain (loss)	(193)	(768)	934
Provision for taxes on realized and unrealized gains on investments	(3)	(5)	—
Realized loss on extinguishment of debt	—	—	(3)

Net increase (decrease) in net assets resulting from operations	$696	$92	$1,515

	Year Ended December 31,
	2023	2022	2021

Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$2.48	$0.32	$7.16

Weighted average shares outstanding	280,276,768	283,508,494	211,670,361

Consolidated Balance Sheets

(in millions, except share and per share amounts)

	December 31,
	2023	2022
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$11,078 and 12,566, respectively)	$10,568	$12,026
Non-controlled/affiliated investments (amortized cost—$868 and $575, respectively)	745	443
Controlled/affiliated investments (amortized cost—$3,474 and $3,173, respectively)	3,336	2,908

Total investments, at fair value (amortized cost—$15,420 and $16,314, respectively)	14,649	15,377
Cash	223	248
Foreign currency, at fair value (cost—$8 and $3, respectively)	8	3
Receivable for investments sold and repaid	246	212
Income receivable	290	227
Unrealized appreciation on foreign currency forward contracts	13	25
Deferred financing costs	32	23
Prepaid expenses and other assets	8	9

Total assets	$15,469	$16,124

Liabilities
Payable for investments purchased	$—	$14
Debt (net of deferred financing costs and discount of $36 and $37, respectively)	8,187	8,694
Unrealized depreciation on foreign currency forward contracts	4	1
Stockholder distributions payable	196	192
Management and investment adviser fees payable	56	59
Subordinated income incentive fees payable	41	27
Administrative services expense payable	5	6
Interest payable	98	90
Other accrued expenses and liabilities	33	29

Total liabilities	8,620	9,112

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized, 280,066,433 and 281,731,750 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,437	9,610
Retained earnings (accumulated deficit)	(2,588)	(2,598)

Total stockholders’ equity	6,849	7,012

Total liabilities and stockholders’ equity	$15,469	$16,124

Net asset value per share of common stock at year end	$24.46	$24.89

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). FSK uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSK’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSK’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	December 31, 2023	September 30, 2023
GAAP net investment income per share	$0.71	$0.84
Accretion resulting from merger accounting	($0.03)	($0.04)
Excise Taxes	$0.07	—
Adjusted net investment income per share(2)	$0.75	$0.80
GAAP Net realized and unrealized gain (loss) per share	($0.39)	$0.11
Unrealized appreciation from merger accounting	$0.03	$0.04
Adjusted net realized and unrealized gain(2)	($0.36)	$0.14

	Year Ended
	December 31, 2023	December 31, 2022
GAAP net investment income per share	$3.18	$3.05
Accretion resulting from merger accounting	($0.14)	($0.19)
Excise Taxes	$0.07	$0.07
Adjusted net investment income per share(2)	$3.11	$2.93
GAAP Net realized and unrealized gain (loss) per share	($0.70)	($2.73)
Unrealized appreciation from merger accounting	$0.14	$0.19
Adjusted net realized and unrealized gain(2)	($0.56)	($2.54)

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.
2)

Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain is a non-GAAP financial measure. Adjusted net realized and unrealized gain is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain to adjusted net realized and unrealized gain can be found above.

3)	Net debt to equity ratio is debt outstanding, net of cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets.
4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.
5)

See FSK’s annual report on Form 10-K for the year ended December 31, 2023 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Interest income is recorded on an accrual basis. See FSK’s annual report on Form 10-K for the year ended December 31, 2023 for a description of FSK’s revenue recognition policy.
7)	Does not include investments on non-accrual status.